K&L Gates	K&L Gates LLP 1601 K Street, N.W. Washington, DC 20006 T +1 202 778 9000 F +1 202 778 9100 klgates.com

September 23, 2015

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.  20549

Re:       The Dreyfus/Laurel Funds Trust

     Dreyfus Equity Income Fund and Dreyfus Emerging Markets Debt Local Currency Fund

            File Nos.  033-43846; 811-00524

            Post-Effective Amendment No. 192

Ladies and Gentlemen:

            We have acted as counsel to The Dreyfus/Laurel Funds Trust (the “Fund”) in connection with the preparation of Post-Effective Amendment No. 192 to the Fund’s Registration Statement on Form N-1A (the “Amendment”).  In this capacity, we have reviewed the disclosure that we understand will be contained in the Amendment when it is filed with the U.S. Securities and Exchange Commission.

            Pursuant to paragraph (b)(4) of Rule 485 under the Securities Act of 1933, we represent that, based on our review and our assessment of the disclosure changes being effected by the Amendment, the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

Very truly yours,

/s/ K&L Gates LLP